Exhibit 99.1

CLEAR CHANNEL BECOMES IHEARTMEDIA

Reflects iHeartRadio Momentum and How Consumers and Advertisers Engage Seamlessly Across The Company’s Diverse Live Media Platforms – Broadcast Radio, Digital, Mobile, Social, TV, Outdoor and Events

Company Continues to Be Built on the Strengths of Most Powerful Local Broadcast Radio Station Brands, Franchises and On-Air Personalities

Clear Channel Outdoor Retains Clear Channel Brand, Continuing to Transform Global Out-of-Home Industry as Integral Part of Company

New York, NY – September 16, 2014 – Clear Channel announced today that it has become iHeartMedia, reflecting the company’s success in becoming a one-of-a-kind multi-platform media company with unparalleled reach and impact.

The newly named company includes a wide range of advertising-supported, consumer-focused media businesses, including 859 radio stations in over 150 markets, with more than 245 million listeners a month — the largest reach of any radio or television outlet in America; iHeartMedia Digital, with its more than 90 million digital monthly uniques; Premiere Networks, which syndicates 90 radio programs and services to more than 5,500 radio affiliates; the Total Traffic and Weather Network, reaching almost all U.S. commuters; 20,000 live music events, all of which generate massive consumer engagement on social media platforms and the largest of which are even televised; its related companies, including Katz Media Group; as well as Clear Channel Outdoor, one of the world’s largest outdoor advertising companies.

“iHeartMedia reflects our commitment to being the media company that provides the most entertainment to the most engaged audiences wherever they go, with more content and more events in more places on more devices,” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc. “We have massive consumer reach and influence across our platforms because we know how to program the live content people want to hear, see and share right now, we are the largest mobile media company in existence — more than 60 percent of our broadcast usage is out of home, compared to just 30 percent for other mobile devices – and we deliver more live programming than any other media company today, built on the national and local on-air personalities who are the heart of our powerful broadcast radio franchises. Combined with Clear Channel Outdoor’s reach of over half a billion people worldwide across 30 countries and five continents, it’s clear that no other company can match our reach or broad spectrum of media platforms.”

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) will retain the Clear Channel brand. As it continues to transform the global out-of-home industry, Clear Channel Outdoor’s brand and products will become an even more important part of iHeartMedia’s future.

“Although we are changing the parent company’s name, Clear Channel Outdoor is built into the fabric of our multi-platform company,” said Rich Bressler, President and Chief Financial Officer of iHeartMedia, Inc. “With its continued growth into digital and mobile, Clear Channel Outdoor has tremendous momentum as a leader in the out-of-home advertising industry, and is a more integral part of our company than ever. We’re pleased that the Clear Channel brand, with its long history and respected heritage, will continue on in our Outdoor business.”

iHeartMedia reflects both the success and the cultural impact of the iHeartRadio business formed three years ago and the evolution of the company’s major local radio station brands and franchises to include mobile, social and events. iHeartRadio has become the dominant national consumer brand among the company’s assets with almost 70 percent consumer brand awareness and record-breaking digital growth, reaching 50 million registered users faster than any digital music service, and even faster than Twitter, Facebook and Pinterest. The company’s 859 radio stations have led the way for the entire media business, becoming even more relevant in the lives of their listeners by expanding how they connect with listeners live and in-the-moment in mobile and across its network of social platforms.

“iHeartMedia was created by the strongest broadcast radio stations in the country, and we will continue to build this company the same way – on the country’s strongest radio stations,” said Pittman. “We are especially excited because our digital platform extends the reach and impact for our wildly popular on-air personalities – and it’s a platform that only iHeartMedia provides.”

The new company is fueled by its ability to deliver the reach and scale of broadcast media with the relevance and emotional power of real-time programming, complemented by its culture-defining live events, which have amassed 15.4 billion social impressions. These include the iHeartRadio Music Festival, the biggest live concert event in radio history; the iHeartRadio Jingle Ball Concert Tour; the iHeartRadio Ultimate Pool Party; and the iHeartRadio Music Awards, which garnered more than 65 million votes via text messaging and led the week in the Nielsen social TV ratings.

“In a world where 2x ROI is judged as successful, Nielsen has shown that radio delivers 6x ROI on average. It’s because we combine the power and predictably of mass reach with the immediacy and relevance of live programming and the unique and powerful engagement that consumers have with their favorite radio stations and personalities,” said Pittman. “The opportunity for the new iHeartMedia is to use all of these industry-leading assets together in new ways — extending our massive reach and cultural influence across radio, outdoor, digital, social and live events to make it easier for advertisers to deliver the most relevant, real-time messages across all our platforms at scale, amplified by social media and mobile, to get a superior ROI to other media.”

“We’re pulling together our powerful local and national brands and industry-leading platforms to make it easier for advertisers to tap into the range of content, audiences and experiences we deliver on devices, in cars, on stages and everywhere consumers want to find information and be entertained,” said Bressler.

Effective today, CC Media Holdings, Inc. (OTCCB: CCMO) will become iHeartMedia, Inc. In connection with the company’s new brand, the company’s ticker symbol will also change, effective September 17th. Of the company’s major businesses, Clear Channel Media and Entertainment will become iHeartMedia; other company brands, including iHeartRadio, Premiere Networks, Total Traffic and Weather Network, Katz Media Group and RCS, will retain their current names.

For more information visit the iHeartMedia Fact Sheet.

About iHeartMedia, Inc.

iHeartMedia, Inc. is one of the leading global media and entertainment companies specializing in radio, digital, outdoor, mobile, live events, social and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers. For more company information visit iHeartMedia.com.

About iHeartMedia

With 245 million monthly listeners in the U.S., 97 million monthly digital uniques and 196 million monthly consumers of its Total Traffic and Weather Network, iHeartMedia has the largest reach of any radio or television outlet in America. It serves over 150 markets through 859 owned radio stations, and the company’s radio stations and content can be heard on AM/FM, HD digital radio, satellite radio, on the Internet at iHeartRadio.com and on the company’s radio station websites, on the iHeartRadio mobile app, in enhanced auto dashes, on iPads and smartphones, and on gaming consoles.

iHeartRadio, iHeartMedia’s digital radio platform, is the No. 1 all-in-one digital audio service with over 345 million downloads; it reached its first 20 million registered users faster than any digital service in Internet history and reached 50 million users faster than any digital music service and even faster than Twitter, Facebook and Pinterest. The company’s operations include radio broadcasting, online, mobile, digital and social media, live concerts and events, syndication, music research services and independent media representation.

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc., (NYSE: CCO) is one of the world’s largest outdoor advertising companies, with more than 750,000 displays in over 40 countries across five continents, including 48 of the 50 largest markets in the United States. Clear Channel Outdoor Holdings offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers over 950 digital billboards across 37 U.S. markets. Clear Channel Outdoor Holdings’ International segment operates in nearly 30 countries across Asia, Australia, Europe and Latin America in a wide variety of formats.

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Contact:

Wendy Goldberg

212 377 1105

wendygoldberg@iheartmedia.com

Angel Aristone

212 377 7802

angelaristone@iheartmedia.com